SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                         Date of Report: April 4, 2005



                        INCODE TECHNOLOGIES CORPORATION
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            (Exact name of registrant as specified in its charter)


              Nevada                                     33-0895699
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(State of other jurisdiction of                      (IRS Employer
 incorporation or organization                        Identification No.)


   111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey     07856
   ----------------------------------------------------------------------
   (Address of principal executive offices)                    (Zip Code)


                                (973) 398-8183
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             (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 4, 2005, Incode Technologies entered into an Share Purchase and Membership Purchase Agreement for the acquisition of Warnecke Design Service, Inc., and Warnecke Rentals, L.L.C. The Agreement contemplates that a subsidiary of Incode Technologies will acquire 100% of the capital stock and membership units, respectively, of each company. The purchase price will be $400,000 in cash and a $1,500,000 convertible term note. The note will have a term of 36 months and bear interest at prime rate plus one point. The Agreement requires that the proceeds of the note be used to pay off Warnecke's
existing debt.   This acquisition is expected to close during the second
quarter of 2005.

Item 9.01    Financial Statements and Exhibits

Exhibits:

10.1 Share Purchase and Membership Purchase Agreement between Incode Technologies Corporation and INSEQ Steel Corporation, together as the Purchaser, and Warnecke Design Service, Inc., and Warnecke Rentals, L.L.C., together as the Seller, dated April 4, 2005.

99.1	Press Release dated April 11, 2005.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INCODE TECHNOLOGIES CORPORATION

                                    By: /s/ James Grainer
                                    --------------------------------------
                                    JAMES GRAINER
                                    President and Chief Financial Officer

Date: April 11, 2005